Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

FIVE STAR BANCORP

(As adopted on May 7, 2021)

ARTICLE I

Offices

Section 1.1. Principal Office. The principal executive office of the corporation is hereby located at such place as the board of directors (the “Board”) shall determine. The Board is hereby granted full power and authority to change said principal executive office from one location to another.

Section 1.2. Other Offices. Other business offices may, at any time, be established by the Board at such other places as it deems appropriate.

ARTICLE II

Meetings of Shareholders

Section 2.1. Place of Meetings. Meetings of shareholders may be held at such place within or outside the state of California, or at no place, as designated by the Board, or by means of remote communication. In the absence of any such designation, shareholders’ meetings shall be held at the principal executive office of the corporation.

Section 2.2. Annual Meeting. (a) The annual meeting of shareholders shall be held for the election of directors on a date and at a time designated by the Board. The date so designated shall be within fifteen months after the last annual meeting. At such meeting, directors shall be elected, and any other proper business within the power of the shareholders may be transacted. The Board may postpone, reschedule or cancel any annual meeting.

To the extent permitted by applicable law, nominations of persons for election to the Board and the proposal of business to be considered by the shareholders may be made at a meeting of shareholders: (i) pursuant to the corporation’s notice of meeting of shareholders (with respect to business other than nominations); (ii) brought specifically by or at the direction of the Board; or (iii) by any shareholder of the corporation who was a shareholder of record at the time of giving the shareholder’s notice provided in the following paragraph, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 2.2. For the avoidance of doubt, clause (iii) above shall be the exclusive means for a shareholder to make nominations and submit other business (other than matters properly included in the corporation’s notice of meeting of shareholders and proxy statement under Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “1934 Act”)) before an annual meeting of shareholders.

(b) At an annual meeting of the shareholders, only such business shall be conducted as is a proper matter for shareholder action under California law and as shall have been properly brought before the meeting in accordance with the procedures below.

(i) For nominations for the election to the Board to be properly brought before an annual meeting by a shareholder pursuant to clause (iii) of Section 2.2(a) of these bylaws, the shareholder must deliver written notice to the secretary at the principal executive offices of the corporation on a timely basis as set forth in Section 2.2(b)(iii) and must update and supplement such written notice on a timely basis as set forth in Section 2.2(c). Such shareholder’s notice shall set forth: (A) as to each nominee such shareholder proposes to nominate at the meeting: (1) the name, age, business address and residence address of such nominee, (2) the principal occupation or employment of such nominee, (3) the class and number of shares of each class of capital stock of the corporation which are owned of record and beneficially by such nominee, (4) the date or dates on which such shares were acquired and the investment intent of such acquisition, (5) a statement that such nominee agrees to tender an irrevocable resignation to the secretary, to be effective upon (x) such person’s failure to receive the required vote for re-election in any uncontested election at which such person would face re-election and (y) acceptance of such resignation by the Board and (6) such other information concerning such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved), or that is otherwise required to be disclosed pursuant to Section 14 of the 1934 Act (including such person’s written consent to being named as a nominee and to serving as a director if elected); and (B) the information required by Section 2.2(b)(iv). The corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director of the corporation or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such proposed nominee.

(ii) Other than proposals sought to be included in the corporation’s proxy materials pursuant to Rule 14a-8 under the 1934 Act, for business other than nominations for the election to the Board of Directors to be properly brought before an annual meeting by a shareholder pursuant to clause (iii) of Section 2.2(a) of these bylaws, the shareholder must deliver written notice to the secretary at the principal executive offices of the corporation on a timely basis as set forth in Section 2.2(b)(iii), and must update and supplement such written notice on a timely basis as set forth in Section 2.2(c). Such shareholder’s notice shall set forth: (A) as to each matter such shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, and any material interest in such business of any Proponent (as defined below) (including any anticipated benefit of such business to any Proponent other than solely as a result of its ownership of the corporation’s capital stock, that is material to any Proponent individually, or to the Proponents in the aggregate); and (B) the information required by Section 2.2(b)(iv).

(iii) To be timely, the written notice required by Section 2.2(b)(i) or 2.2(b)(ii) must be received by the secretary at the principal executive offices of the corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided that, subject to the last sentence of this Section 2.2(b)(iii), in the event that the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, notice by the shareholder to be timely must be so received (A) not earlier than the close of business on the 120th day prior to such annual meeting and (B) not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. In no event shall an adjournment or a postponement of an annual meeting for which notice has been given, or the public announcement thereof has been made, commence a new time period for the giving of a shareholder’s notice as described above.

(iv) The written notice required by Section 2.2(b)(i) or 2.2(b)(ii) shall also set forth, as of the date of the notice and as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (each, a “Proponent” and collectively, the “Proponents”): (A) the name and address of each Proponent, as they appear on the corporation’s books; (B) the class, series and number of shares of the corporation that are owned beneficially and of record by each Proponent; (C) a description of any agreement, arrangement or understanding (whether oral or in writing) with respect to such nomination or proposal between or among any Proponent and any of its affiliates or associates, and any others (including their names) acting in concert, or otherwise under the agreement, arrangement or understanding, with any of the foregoing; (D) a representation that the Proponents are holders of record or beneficial owners, as the case may be, of shares of the corporation entitled to vote at the meeting and intend to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice (with respect to a notice under Section 2.2(b)(i)) or to propose the business that is specified in the notice (with respect to a notice under Section 2.2(b)(ii)); (E) a representation as to whether the Proponents intend to deliver a proxy statement and form of proxy to holders of a sufficient number of holders of the corporation’s voting shares to elect such nominee or nominees (with respect to a notice under Section 2.2(b)(i)) or to carry such proposal (with respect to a notice under Section 2.2(b)(ii)); (F) to the extent known by any Proponent, the name and address of any other shareholder supporting the proposal on the date of such shareholder’s notice; and (G) a description of all Derivative Transactions (as defined below) by each Proponent during the previous twelve month period, including the date of the transactions and the class, series and number of securities involved in, and the material economic terms of, such Derivative Transactions.

(c) A shareholder providing written notice required by Section 2.2(b)(i) or 2.2(b)(ii) shall update and supplement such notice in writing, if necessary, so that the information provided or required to be provided in such notice is true and correct in all material respects as of (i) the record date for the meeting and (ii) the date that is five business days prior to the meeting and, in the event of any adjournment or postponement thereof, five business days prior to such adjourned or postponed meeting. In the case of an update and supplement pursuant to clause (i) of this Section 2.2(c), such update and supplement shall be received by the secretary at the principal executive offices of the corporation not later than five business days after the record date for the meeting. In the case of an update and supplement pursuant to clause (ii) of this Section 2.2(c), such update and supplement shall be received by the secretary at the principal executive offices of the corporation not later than two business days prior to the date for the meeting, and, in the event of any adjournment or postponement thereof, two business days prior to such adjourned or postponed meeting.

(d) Notwithstanding anything in Section 2.2(b)(iii) to the contrary, in the event that the number of directors of the Board of the corporation is increased and there is no public announcement of the appointment of a director, or, if no appointment was made, of the vacancy, made by the corporation at least ten days before the last day a shareholder may deliver a notice of nomination in accordance with Section 2.2(b)(iii), a shareholder’s notice required by this Section 2.2 and which complies with the requirements in Section 2.2(b)(i), other than the timing requirements in Section 2.2(b)(iii), shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the secretary at the principal executive offices of the corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the corporation.

(e) A person shall not be eligible for election as a director unless the person is nominated either in accordance with clause (ii) of Section 2.2(a), or in accordance with clause (iii) of Section 2.2(a). Except as otherwise required by law, the chairperson of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made, or proposed, as the case may be, in accordance with the procedures set forth in these bylaws and, if any proposed nomination or business is not in compliance with these bylaws, or the Proponent does not act in accordance with the representations in Sections 2.2(b)(iv)(D) and 2.2(b)(iv)(E), to declare that such proposal or nomination shall not be presented for shareholder action at the meeting and shall be disregarded, notwithstanding that proxies in respect of such nominations or such business may have been solicited or received.

(f) Notwithstanding the foregoing provisions of this Section 2.2, in order to include information with respect to a shareholder proposal in the proxy statement and form of proxy for a shareholders’ meeting, a shareholder must also comply with all applicable requirements of the 1934 Act. Nothing in these bylaws shall be deemed to affect any rights of shareholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the 1934 Act; provided that any references in these bylaws to the 1934 Act are not intended to and shall not limit the requirements applicable to proposals and/or nominations to be considered pursuant to Section 2.2(a)(iii) of these bylaws.

(g) For purposes of Section 2.2,

(i) “affiliates” and “associates” shall have the meanings set forth in Rule 405 under the Securities Act of 1933, as amended, and Rule 12b-2 under the 1934 Act.

(ii) a “Derivative Transaction” means any agreement, arrangement, interest or understanding entered into by, or on behalf or for the benefit of, any Proponent or any of its affiliates or associates, whether record or beneficial:

(A) the value of which is derived in whole or in part from the value of any class or series of shares or other securities of the corporation,

(B) which otherwise provides any direct or indirect opportunity to gain or share in any gain derived from a change in the value of securities of the corporation,

(C) the effect or intent of which is to mitigate loss, manage risk or benefit of security value or price changes, or

(D) which provides the right to vote or increase or decrease the voting power of, such Proponent, or any of its affiliates or associates, with respect to any securities of the corporation, which agreement, arrangement, interest or understanding may include, without limitation, any option, warrant, debt position, note, bond, convertible security, swap, stock appreciation right, short position, profit interest, hedge, right to dividends, voting agreement, performance-related fee or arrangement to borrow or lend shares (whether or not subject to payment, settlement, exercise or conversion in any such class or series), and any proportionate interest of such Proponent in the securities of the corporation held by any general or limited partnership, or any limited liability company, of which such Proponent is, directly or indirectly, a general partner or managing member; and

(iii) “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the United States Securities and Exchange Commission (the “SEC”) pursuant to Section 13, 14 or 15(d) of the 1934 Act.

Section 2.3. Special Meetings. Special meetings of the shareholders may be called at any time by the Board, the chairperson of the Board, the president, or by the holders of shares entitled to cast not less than ten percent of the votes at such meeting. If a special meeting is called by any person or persons other than the Board, the request shall be in writing, specifying the time and place of such meeting and the general nature of the business proposed to be transacted, and shall be delivered personally or by registered mail to the chairperson of the Board, the president, any vice president or the secretary of the corporation. The officer receiving the request shall cause notice to be promptly given to the shareholders entitled to vote that a meeting will be held at a time requested by the person or persons calling the meeting, not less than 35 nor more than 60 days after receipt of the request. If the notice is not given within 20 days after receipt of the request, the person or persons requesting the meeting may give the notice. Nothing in this paragraph shall be construed as limiting, fixing or affecting the time when a meeting of shareholders called by action of the Board may be held.

Section 2.4. Notice of Meetings. Electronic notice, in accordance with Section 2.5, of each annual or special meeting of shareholders shall be given not less than ten nor more than 60 days before the date of the meeting to each shareholder entitled to vote thereat. Such notice shall state the place, date and hour of the meeting and (a) in the case of a special meeting, the general nature of the business to be transacted, and no other business may be transacted, or (b) in the case of the annual meeting, those matters which the Board, at the time of the mailing of the notice, intends to present for action by the shareholders, but, subject to the provisions of applicable law, any proper matter may be presented at the meeting for such action. The notice of any meeting at which directors are to be elected shall include the names of nominees intended at the time of the notice to be presented by the Board for election.

If action is proposed to be taken at any meeting for approval of (a) a contract or transaction in which a director has a direct or indirect financial interest, pursuant to Section 310 of the California Corporations Code, as amended (the “Code”), (b) an amendment of the articles of incorporation, pursuant to Section 902 of the Code, (c) a reorganization of the corporation, pursuant to Section 1201 of the Code, (d) a voluntary dissolution of the corporation, pursuant to Section 1900 of the Code, or (e) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, pursuant to Section 2007 of the Code, the notice shall also state the general nature of that proposal.

Section 2.5. Manner of Giving Notice. Notice of a shareholders’ meeting shall be given either in writing or by electronic transmission. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the shareholder at the shareholder’s address as it appears on the records of the corporation. If sent via electronic transmission, notice is given as of the sending time recorded at the time of transmission. Notice of the time, place, if any, and purpose of any meeting of shareholders (to the extent required) may be waived in writing, signed by the person entitled to notice thereof, or by electronic transmission by such person, either before or after such meeting, and will be waived by any shareholder by his or her attendance thereat in person, by remote communication, if applicable, or by proxy, except when the shareholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any shareholder so waiving notice of such meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.

Section 2.6. Quorum. A majority of the shares entitled to vote represented in person or by proxy, shall constitute a quorum at any meeting of shareholders. The shareholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

Section 2.7. Adjourned Meeting and Notice Thereof. Any shareholders’ meeting, whether or not a quorum is present, may be adjourned from time to time, either by the chairperson of the meeting or by the vote of a majority of the shares represented either in person or by proxy at the meeting. At the adjourned meeting, the corporation may transact any business that might have been transacted at the original meeting.

When any meeting of shareholders, either annual or special, is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place are announced at the meeting at which the adjournment is taken. However, when any shareholders’ meeting is adjourned for more than 45 days from the date set for the original meeting, or, if after adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

Section 2.8. Voting. The shareholders entitled to notice of any meeting or to vote at any such meeting shall be only persons in whose name shares stand on the stock records of the corporation as of the record date determined in accordance with Section 2.9. Every person entitled to vote shall have the right to do so either in person, by remote communication, if applicable, or by an agent or agents authorized by a proxy granted in accordance with Section 2.12. An agent so appointed need not be a shareholder.

Voting of shares of the corporation shall in all cases be subject to the provisions of Sections 700 through 711, inclusive, of the Code.

On any matter any shareholder may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal, but, if the shareholder fails to specify the number of shares which the shareholder is voting affirmatively, it will be conclusively presumed that the shareholder’s approving vote is with respect to all shares that the shareholder is entitled to vote. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on any matter (which shares voting affirmatively shall also constitute at least a majority of the required quorum) shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by the Code or by the articles of incorporation. Shareholders are prohibited from cumulating their votes in any election of directors of the corporation. Votes against the director and votes withheld shall have no legal effect.

Section 2.9. Record Date.

(a)	The Board may fix, in advance, a record date for the determination of the shareholders entitled to notice of any meeting or to vote or entitled to give written consent to corporate action without a meeting. The record date so fixed shall be not more than 60 days nor less than ten days prior to the date of the meeting. When a record date is so fixed, only shareholders of record on that date are entitled to notice of and to vote at the meeting or to give written consent to corporate action without a meeting, as the case may be, notwithstanding any transfer of shares on the books of the corporation after the record date. A record date for a meeting of shareholders shall apply to any adjournment of the meeting unless the Board fixes a new record date for the adjourned meeting. The Board shall fix a new record date if the meeting is adjourned for more than 45 days. If no record date is fixed by the Board, (i) the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day preceding the day on which notice of the meeting is given or, if notice is waived, the close of business on the business day preceding the day on which the meeting is held, and (ii) the record date for determining shareholders entitled to give consent pursuant to Section 2.11, when no prior action by the Board has been taken, shall be the day on which the first written consent is given.

(b)	The Board may fix, in advance, a record date for the determination of the shareholders entitled to receive payment of any dividend or other distribution, or allotment of any rights, or to exercise any rights in respect of any other lawful action. The record date so fixed shall be not more than 60 days prior to any such action. When a record date is so fixed, only shareholders of record on that date are entitled to receive the dividend, distribution, or allotment of rights, or to exercise rights, as the case may be, notwithstanding any transfer of shares on the books of the corporation after the record date. If no record date is fixed by the Board, the record date for determining shareholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto, or the 60th day prior to the date of such other action, whichever is later.

Section 2.10. Consent of Absentees. The transactions of any meeting of shareholders, however called and noticed, and wherever held, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, who was not present in person or by proxy, signs a written waiver of notice, or a consent to the holding of the meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Attendance of a person at a meeting shall constitute a waiver of notice of and presence at such meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters required by the Code to be included in the notice but not so included, if such objection is expressly made at the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of shareholders need be specified in any written waiver of notice, consent to the holding of the meeting or approval of the minutes of the meeting, except that if action is taken or proposed to be taken for approval of any of those matters specified in the second paragraph of Section 2.4, the waiver of notice, consent or approval shall state the general nature of the proposal.

Section 2.11. Action by Written Consent Without a Meeting. Subject to Section 603 of the Code, any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice if a consent in writing, setting forth the action so taken, is signed by the holders of the outstanding shares, or their proxies, having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. All such consents shall be filed with the secretary of the corporation and shall be maintained in the corporate records; provided that (a) unless the consents of all shareholders entitled to vote have been solicited in writing, notice of any shareholder approval without a meeting by less than unanimous consent shall be given, as provided by Section 603(b) of the Code, and (b) in the case of election of directors, such a consent shall be effective only if signed by the holders of all outstanding shares entitled to vote for the election of directors; provided that subject to applicable law, a director may be elected at any time to fill a vacancy on the Board that has not been filled by the directors, by the written consent of the holders of a majority of the outstanding shares entitled to vote for the election of directors. Any written consent may be revoked by a writing received by the secretary of the corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the secretary.

Section 2.12. Proxies. Every person entitled to vote shares or execute written consents has the right to do so either in person or by one or more persons authorized by a written proxy executed and dated by such shareholder and filed with the secretary of the corporation prior to the convening of any meeting of the shareholders at which any such proxy is to be used or prior to the use of such written consent. A validly executed proxy which does not state that it is irrevocable continues in full force and effect unless: (a) revoked by the person executing it prior to the vote pursuant thereto, by a writing delivered to the corporation stating that the proxy is revoked or by a subsequent proxy executed by the person executing the prior proxy and presented to the meeting, or as to any meeting of shareholders, by attendance at such meeting and voting in person by the person executing the proxy; or (b) written notice of the death or incapacity of the maker of the proxy is received by the corporation before the vote pursuant thereto is counted; provided that no proxy shall be valid after the expiration of 11 months from the date of its execution unless otherwise provided in the proxy.

Section 2.13. Inspectors of Election. In advance of any meeting of shareholders, the Board may appoint any persons other than nominees for office as inspectors of election to act at such meeting and any adjournment thereof. If no inspectors of election are so appointed, or if any persons so appointed fail to appear or refuse to act, the chairperson of any such meeting may, and on the request of any shareholder or shareholder’s proxy shall, appoint inspectors of election at the meeting. The number of inspectors shall be either one or three. If inspectors are appointed at a meeting on the request of one or more shareholders or proxies, the holders of a majority of shares or their proxies present shall determine whether one or three inspectors are to be appointed.

The duties of such inspectors shall be as prescribed by Section 707(b) of the Code and shall include: determining the number of shares outstanding and the voting power of each; determining the shares represented at the meeting; determining the existence of a quorum; determining the authenticity, validity and the effect of proxies; receiving votes, ballots or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote; counting and tabulating all votes or consents; determining when the polls shall close; determining the result; and doing such acts as may be proper to conduct the election or vote with fairness to all shareholders. If there are three inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. In the event that any person appointed as an inspector fails to appear or fails or refuses to act, the vacancy may, and on the request of any shareholder or a shareholder’s proxy shall, be filled by appointment by the Board in advance of the meeting, or at the meeting by the chairperson of the Board.

Section 2.14. Conduct of Meetings. The president shall preside at all meetings of the shareholders and shall conduct each such meeting in a businesslike and fair manner, but shall not be obligated to follow any technical, formal or parliamentary rules or principles of procedure. The presiding officer’s rulings on procedural matters shall be conclusive and binding on all shareholders, unless at the time of ruling a request for a vote is made to the shareholders entitled to vote and represented in person or by proxy at the meeting, in which case the decision of a majority of such shares shall be conclusive and binding on all shareholders. Without limiting the generality of the foregoing, the presiding officer shall have all the powers usually vested in the presiding officer of a meeting of shareholders.

ARTICLE III

Directors

Section 3.1. Powers. Subject to the provisions of the Code and any limitations in the articles of incorporation and these bylaws relating to actions required to be approved by the shareholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board. The Board may delegate the management of the day-to-day operations of the business of the corporation to an officer, agent or other person provided that the business and affairs of the corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board. Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the Board shall have the following powers in addition to the other powers enumerated in these bylaws:

(a)	to select and remove all the other officers, agents and employees of the corporation, prescribe any qualifications, powers and duties for them that are consistent with law, the articles of incorporation or these bylaws, fix their compensation, and require from them security for faithful service;

(b)	to conduct, manage and control the affairs and business of the corporation and to make such rules and regulations therefor not inconsistent with law, the articles of incorporation or these bylaws, as they may deem best;

(c)	to adopt, make and use a corporate seal, to prescribe the forms of certificates of stock, and to alter the form of such seal and of such certificates from time to time as in their judgment they may deem best;

(d)	to authorize the issuance of shares of stock of the corporation from time to time, upon such terms and for such consideration as may be lawful;

(e)	to borrow money and incur indebtedness for the purposes of the corporation, and to cause to be executed and delivered therefor, in the corporate name, promissory and capital notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations or other evidences of debt and securities therefor and any agreements pertaining thereto;

(f)	to prescribe the manner in which and the person or persons by whom any or all of the checks, drafts, notes, contracts and other corporate instruments shall be executed;

(g)	to appoint and designate, by resolution adopted by a majority of the authorized number of directors, one or more committees, each consisting of two or more directors, including the appointment of alternate members of any committee who may replace any absent member at any meeting of the committee;

(h)	to provide for the compensation of directors for their services as such and may provide for the payment or reimbursement of any or all expenses reasonably incurred by them in attending meetings of the Board or of any committee of the Board or in the performance of their other duties as directors;

(i)	to change the principal executive and principal office for the transaction of the business of the corporation from one location to another as provided in Section 1.1 hereof; to fix and locate from time to time one or more subsidiary offices of the corporation within or outside of the State of California, as provided in Section 1.2 hereof; to designate any place within or outside of the State of California for the holding of any shareholders’ meeting or meetings; and

(j)	generally, to do and perform every act or thing whatever that may pertain to or be authorized by the board of directors of a corporation incorporated under the laws of the State of California.

Section 3.2. Number and Qualification of Directors. The authorized number of directors of the corporation shall not be less than five nor more than fifteen until changed by an amendment of the articles of incorporation or by a bylaw amending this Section 3.2 duly adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote. The exact number of directors shall be fixed from time to time, within the range specified in the articles of incorporation or in this Section 3.2 initially by a resolution duly adopted by the Board and thereafter by a bylaw or amendment thereof duly adopted by the Board or the vote of a majority of the shares entitled to vote represented at a duly held meeting of shareholders at which a quorum is present, or by the written consent of the holders of a majority of the outstanding shares entitled to vote; or by approval of the shareholders (as defined in Section 153 of the Code).

Section 3.3. Nominations of Directors. Nominations for election of members of the Board may be made by the Board or by any holder of any outstanding class of capital stock of the corporation entitled to vote for the election of directors. Nominations for election of members of the Board may be made at an annual meeting of shareholders in accordance with Section 2.2.

Section 3.4. Election and Term of Office. The directors shall be elected at each annual meeting of shareholders, but if any annual meeting is not held or the directors are not elected thereat, the directors may be elected at any special meeting of shareholders held for that purpose. Each director shall hold office until the next annual meeting and until a successor has been elected and qualified. Notwithstanding the rule stated herein that directors shall be elected annually, each director continuing to serve as such at the time of an annual or special meeting of the shareholders shall nevertheless continue as a director until the expiration of the term to which he or she was previously elected by the shareholders, or until his or her earlier prior death, resignation or removal.

Section 3.5. Vacancies. Vacancies on the Board, except for a vacancy created by the removal of a director, may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, and each director so elected shall hold office until the next annual meeting and until such director’s successor has been elected and qualified. A vacancy on the Board created by the removal of a director may only be filled by the vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present, or by the written consent of the holders of all of the outstanding shares.

The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors. Any such election by written consent other than to fill a vacancy created by removal requires the consent of a majority of the outstanding shares entitled to vote.

Any director may resign effective upon giving written notice to the chairperson of the Board, the president, secretary, or the Board, unless the notice specifies a later time for the effectiveness of such resignation. If the Board accepts the resignation of a director tendered to take effect at a future time, the Board or the shareholders shall have power to elect a successor to take office when the resignation is to become effective.

A vacancy or vacancies on the Board shall be deemed to exist in case of the death, resignation or removal of any director, or if the authorized number of directors is increased, or if the shareholders fail, at any annual or special meeting of shareholders at which any director or directors are elected, to elect the full authorized number of directors to be voted for at that meeting.

The Board may declare vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony.

No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of the director’s term of office.

Section 3.6. Place of Meetings. Regular or special meetings of the Board shall be held at any place within or outside the state of California which has been designated in the notice of meeting or if there is no notice, at the principal executive office of the corporation, or at a place or no place, as designated by resolution of the Board or by the written consent of all members of the Board, or may be held by means of remote communication. Any regular or special meeting is valid wherever held (including by means of remote communication) if held upon written consent of all members of the Board given either before or after the meeting and filed with the secretary of the corporation.

Section 3.7. Regular Meetings. Immediately following each annual meeting of shareholders, the Board shall hold a regular meeting for the purpose of organization, any desired election of officers and the transaction of other business. Notice of this meeting shall not be required.

Other regular meetings of the Board shall be held from time to time by resolution of the Board or by written consent of all members of the Board. In the absence of such designation, regular meetings shall be held at the principal executive offices of the corporation. Special meetings of the Board may be held either at a place so designated, within the State of California, or at the principal executive office. There shall be no required notice period for any regular meeting of the Board.

Section 3.8. Special Meetings. Special meetings of the Board for any purpose or purposes may be called at any time by the chairperson of the Board, the Lead Independent Director (as defined below) (if appointed), the president, any vice president, the secretary or by any two directors.

The person or persons calling a special meeting of the Board shall, at least 24 hours before the meeting, give notice thereof by any usual means of communication. Such notice may be communicated, without limitation, in person; by telephone, facsimile, or other electronic transmission; by mail or private carrier; or in the manner and to the extent permitted by applicable law.

Special meetings may be held without notice by the waiver of notice by the directors.

Section 3.9. Quorum. A majority of the authorized number of directors constitutes a quorum of the Board for the transaction of business, except to adjourn as hereinafter provided. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board, unless a greater number be required by the articles of incorporation and subject to the provisions of Section 310 of the Code (as to approval of contracts or transactions in which a director has a direct or indirect material financial interest) and Section 317(e) of the Code (as to indemnification of directors). A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting.

Section 3.10. Participation in Meetings by Remote Communication. Members of the Board may participate in a meeting through use of a conference telephone or similar communications equipment or other means of remote communication not prohibited by applicable law, so long as all members participating in such meeting can hear one another. Participation in a meeting pursuant to this Section 3.10 constitutes presence in person at such meeting.

Section 3.11. Waiver of Notice. Notice of a meeting need not be given to any director who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes of the meeting, whether before or after the meeting, or who attends the meeting without protesting, before the meeting or at its commencement, the lack of notice to such director. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 3.12. Adjournment. A majority of the directors present, whether or not a quorum is present, may adjourn any directors’ meeting to another time and/or place. Notice of the time and/or place of holding an adjourned meeting need not be given, unless the meeting is adjourned for more than twenty-four hours, in which case notice of the time and place shall be given before the time of the adjourned meeting to the directors who were not present at the time of the adjournment.

Section 3.13. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board or a duly authorized committee thereof by the Board or such duly authorized committee thereof may be taken without a meeting if all members of the Board or such committee shall consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board or committee, as the case may be. Such action by written consent shall have the same effect as a unanimous vote of the board.

Section 3.14. Fees and Compensation. Directors and members of committees shall be entitled to such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by the Board. This Section 3.14 shall not be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee or otherwise, and receiving compensation for those services.

Section 3.15. Rights of Inspection. Every director of the corporation shall have the right at any reasonable time to inspect and copy all books, records and documents of the corporation and to inspect the physical properties of the corporation and also of its subsidiary corporations, domestic or foreign. Such inspection by a director may be made in person or by agent or attorney, and the right of inspection includes the right to copy and make extracts.

Section 3.16. Removal of Director without Cause. Subject to any limitation imposed by applicable law, the Board or any individual director or directors may be removed with or without cause by the affirmative vote of the holders of at least 66 2/3 percent of the then-outstanding shares of capital stock of the corporation entitled to vote generally at an election of directors.

Section 3.17. Chairperson. The chairperson of the Board, if appointed and when present, shall preside at all meetings of the Board and exercise and perform such other powers and duties as may be assigned from time to time by the Board.

Section 3.18. Vice Chairperson. The vice chairperson of the Board, if appointed and when present, shall, in the absence of the chairperson of the Board, preside at all meetings of the Board and shareholders and exercise and perform such other powers and duties as may be assigned from time to time by the Board.

Section 3.19. Lead Independent Director. The chairperson of the Board, or if the chairperson is not an independent director, one of the independent directors, may be designated by the independent members of the Board as lead independent director annually or until replaced by such members of the Board (“Lead Independent Director”), but such election shall not be required. The Lead Independent Director may be removed as Lead Independent Director by vote of a majority of the independent members of the Board. If appointed, the Lead Independent Director will serve as chairperson of Board meetings in the absence of both the chairperson and the vice chairperson of the Board or otherwise at their request, preside over meetings of the independent directors, and perform such other duties as may be established or delegated by the Board from time to time. For purposes of this Section, “independent” has the meaning set forth in the Nasdaq Stock Market listing rules, unless the corporation’s common stock ceases to be listed on the Nasdaq Stock Market and is listed on another exchange, in which case such exchange’s definition of “independent” shall apply.

ARTICLE IV

Officers

Section 4.1 Officers. The officers of the corporation shall be a president, a secretary and a chief financial officer. The corporation may also have, at the discretion of the Board, a chairperson of the Board, a vice chairperson of the Board, one or more vice presidents, one or more assistant secretaries, one or more assistant financial officers and such other officers as may be elected or appointed in accordance with the provisions of Section 4.3.

Section 4.2. Appointment. The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 4.3 or Section 4.5, shall be chosen by, and shall serve at the pleasure of, the Board, and shall hold their respective offices until their resignation, removal or other disqualification from service, or until their respective successors shall be appointed, subject to the rights, if any, of an officer under any contract of employment.

Section 4.3. Subordinate Officers. The Board may appoint, or may empower the president to appoint, such other officers as the business of the corporation may require, each to hold office for such period, have such authority and perform such duties as are provided in these bylaws or as the Board may from time to time determine.

Section 4.4. Removal and Resignation. Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board at any time, or by any officer upon whom such power of removal may be conferred by the Board.

Any officer may resign at any time by giving written notice to the Board or to the president, or to the secretary of the corporation without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party. Any such resignation shall take effect at the date of the receipt of such notice by the Board or by the president, or by the secretary of the corporation, or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 4.5. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these bylaws for regular appointment to such office.

Section 4.6. President. Subject to such powers, if any, as may be given by the Board to the chairperson of the Board, if there shall be such an officer, the president is the general manager and chief executive officer of the corporation and has, subject to the control of the Board, general supervision, direction and control of the business and affairs of the corporation. The president shall preside at all meetings of the shareholders and in the absence of both the chairperson of the Board and the vice chairperson, or if there be none, at all meetings of the Board. The president has the general powers and duties of management usually vested in the office of president and chief executive officer of a corporation and such other powers and duties as may be prescribed by the Board.

Section 4.7. Vice President. In the absence or disability of the president, the vice presidents in order of their rank as fixed by the Board or, if not ranked, the vice president designated by the Board, shall perform all the duties of the president and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by these bylaws, the Board, the president or the chairperson of the Board.

Section 4.8. Secretary. The secretary shall keep or cause to be kept, at the principal executive office or such other place as the Board may order, a book of minutes of all meetings of shareholders, the Board and its committees, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice or waivers of notice thereof given, the names of those present at the Board and committee meetings, the number of shares present or represented at shareholders’ meetings, and the proceedings thereof.

The secretary shall keep, or cause to be kept, a copy of these bylaws of the corporation at the principal executive office or business office in accordance with Section 213 of the Code. The secretary shall keep, or cause to be kept, at the principal executive office or at the office of the corporation’s transfer agent or registrar, if one is appointed, a record of its shareholders, or a duplicate record of its shareholders, giving the names and addresses of all shareholders and the number and class of shares held by each.

The secretary shall give, or cause to be given, notice of all the meetings of the shareholders, of the Board and of any committees thereof required by these bylaws or by law to be given, shall keep the seal of the corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board.

Section 4.9. Assistant Secretary. The assistant secretary or the assistant secretaries, in the order of their seniority, shall, in the absence or disability of the secretary, or in the event of such officer’s refusal to act, perform the duties and exercise the powers of the secretary and shall have such additional powers and discharge such duties as may be assigned from time to time by the president or by the Board.

Section 4.10. Chief Financial Officer. The chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of the properties and financial and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares, and shall send or cause to be sent to the shareholders of the corporation such financial statements and reports that by law or these bylaws are required to be sent to them. The books of account shall at all times be open to inspection by any director of the corporation.

The chief financial officer shall deposit all monies and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the Board. The chief financial officer shall disburse the funds of the corporation as may be ordered by the Board, shall render to the president and directors, whenever they request it, an account of all transactions engaged in as chief financial officer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board.

Section 4.11. Assistant Financial Officer. The assistant financial officer or the assistant financial officers, in the order of their seniority, shall, in the absence or disability of the chief financial officer, or in the event of such officer’s refusal to act, perform the duties and exercise the powers of the chief financial officer, and shall have such additional powers and discharge such duties as may be assigned from time to time by the president or by the Board.

Section 4.12. Salaries. The salaries of the officers shall be fixed from time to time by the Board or a duly authorized committee thereof and no officer shall be prevented from receiving such salary by reason of the fact that such officer is also a director of the corporation.

Section 4.13. Officers Holding More Than One Office. Any one person may hold any number of offices of the corporation at one time unless specifically prohibited therefrom by law.

Section 4.14. Inability to Act. In the case of absence or inability to act of any officer of the corporation and of any person herein authorized to act in his or her place, the Board may from time to time delegate the powers or duties of such officer to any other officer, or any director or other person whom it may select.

ARTICLE V

Committees

Section 5.1. Committees of Directors. The Board may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees, each consisting of two or more directors, to serve at the pleasure of the Board. The Board may designate one or more directors as alternate members of any committees, who may replace any absent member at any meeting of the committee. Any committee, to the extent provided in the resolution of the Board, shall have all the authority of the Board, except with respect to:

(a)	the approval of any action which, under the Code, also requires shareholders’ approval or approval of the outstanding shares;

(b)	the filling of vacancies on the Board or in any committee;

(c)	the fixing of compensation of the directors for serving on the Board or on any committee;

(d)	the amendment or repeal of bylaws or the adoption of new bylaws;

(e)	the amendment or repeal of any resolution of the Board which by its express terms is not so amendable or reparable;

(f)	the appointment of committees of the Board or the members thereof;

(g)	a distribution to the shareholders of the corporation, except at a rate or in a periodic amount or within a price range determined by the Board; or

(h)	the appointment of any other committees of the Board or the members of these committees.

Section 5.2. Meetings and Action of Committees. Meetings and action of committees shall be governed by, and held and taken in accordance with, the provisions of Article III of these bylaws, with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the Board and its members, except that the time of regular meetings of committees may be determined either by resolution of the Board or by resolution of the committee; special meetings of committees may also be called by resolution of the Board or by resolution of the committee; and notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board or a committee may adopt rules for the governance of the committee not inconsistent with the provisions of these bylaws.

ARTICLE VI

Indemnification

Section 6.1. Definitions. For use in this Article VI, certain terms are defined as follows:

(a)	“Agent”: A director, officer, employee or agent of the corporation or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise (including service with respect to employee benefit plans and service on creditors’ committees with respect to any proceeding under the United States Bankruptcy Code of 1978, as amended, assignment for the benefit of creditors or other liquidation of assets of a debtor of the corporation), or a person who was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of the corporation or of another enterprise at the request of the predecessor corporation.

(b)	“Loss”: All expenses, liabilities, and losses including attorneys’ fees, judgments, fines, Employee Retirement Income Security Act excise taxes and penalties, amounts paid or to be paid in settlement, any interest, assessments, or other charges imposed thereon, and any federal, state, local, or foreign taxes imposed on any Agent as a result of the actual or deemed receipt of any payments under this Article.

(c)	“Proceeding”: Any threatened, pending or completed action, suit or proceeding including any and all appeals, whether civil, criminal, administrative or investigative.

Section 6.2. Right to Indemnification. Each person who is or was a director or officer of the corporation (or was serving at the request of the corporation as a director or officer of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise) including any current or former director or officer who was or is a party or is threatened to be made a party to or is involved (as a party, witness or otherwise) in any Proceeding, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was an Agent, is entitled to indemnification. In such cases, such person shall be indemnified and held harmless by the corporation to the fullest extent authorized by law. The right to indemnification conferred in this Article VI shall be a contract right. It is the corporation’s intention that these bylaws provide indemnification in excess of that expressly permitted by Section 317 of the Code, as authorized by the corporation’s articles of incorporation.

Section 6.3. Authority to Advance Expenses. The right to indemnification provided in Section 6.2 of these bylaws shall include the right to be paid, in advance of a Proceeding’s final disposition, expenses incurred in defending that Proceeding; provided that if required by the California General Corporation Law, as amended, the payment of expenses in advance of the final disposition of the Proceeding shall be made only upon delivery to the corporation of an undertaking by or on behalf of the person entitled to indemnification hereunder to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation as authorized under this Article VI or otherwise. The indemnified party’s obligation to reimburse the corporation for advances shall be unsecured and no interest shall be charged thereon.

Section 6.4. Right of Claimant to Bring Suit. If a claim under Section 6.2 or 6.3 of these bylaws is not paid in full by the corporation within 30 days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expenses (including attorneys’ fees) of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending a Proceeding in advance of its final disposition where the required undertaking has been tendered to the corporation) that the claimant has not met the standards of conduct that make it permissible under the California General Corporation Law for the corporation to indemnify the claimant for the amount claimed. The burden of proving such a defense shall be on the corporation. Neither the failure of the corporation (including its board of directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that the indemnification of the claimant is proper under the circumstances because he or she has met the applicable standard of conduct set forth in the California General Corporation Law, nor an actual determination by the corporation (including its board of directors, independent legal counsel, or its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not already met the applicable standard of conduct.

Section 6.5. Provisions Nonexclusive. The rights conferred on any person by this Article V shall not be exclusive of any other rights that such person may have or hereafter acquire under any statute, provision of the articles of incorporation, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office. To the extent that any provision of the articles of incorporation, agreement, or vote of the shareholders or disinterested directors is inconsistent with these bylaws, the provision, agreement, or vote shall take precedence.

Section 6.6. Authority to Insure. The corporation may purchase and maintain insurance to protect itself and any Agent against any Loss asserted against or incurred by such person, whether or not the corporation would have the power to indemnify such Agent against such Loss under applicable law or the provisions of this Article VI. If the corporation owns all or a portion of the shares of the company issuing the insurance policy, the company and/or the policy must meet one of the two sets of conditions set forth in Section 317 of the Code.

Section 6.7. Survival of Rights. The rights provided by this Article VI shall continue as to a person who is entitled to be indemnified hereunder and has ceased to be an Agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

Section 6.8. Settlement of Claims. The corporation shall not be liable to indemnify any Agent under this Article VI for (a) any amounts paid in settlement of any action or claim effected without the corporation’s written consent, which consent shall not be unreasonably withheld; or (b) any judicial award, if the corporation was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such action.

Section 6.9. Effect of Amendment. Any amendment, repeal or modification of this Article VI shall not adversely affect any right or protection of any Agent existing at the time of such amendment, repeal or modification.

Section 6.10. Subrogation. Upon payment under this Article VI, the corporation shall be subrogated to the extent of such payment to all of the rights of recovery of an Agent, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the corporation effectively to bring suit to enforce such rights.

Section 6.11. No Duplication of Payments. The corporation shall not be liable under this Article VI to make any payment in connection with any claim made against an Agent to the extent such Agent has otherwise actually received payment (under any insurance policy, agreement, vote or otherwise) of the amounts otherwise indemnifiable hereunder.

ARTICLE VII

Other Provisions

Section 7.1. Inspection of Corporate Records.

(a)	A shareholder or shareholders of the corporation holding at least five percent in the aggregate of the outstanding voting shares of the corporation or who hold at least one percent of the outstanding voting shares and have filed a Schedule 14B with the SEC relating to the election of directors of the corporation shall have an absolute right to do either or both of the following:

(i)	inspect and copy the record of shareholders’ names and addresses and shareholdings during usual business hours upon five business days’ prior written demand upon the corporation; or

(ii)	obtain from the transfer agent, if any, for the corporation, upon written demand and upon the tender of its usual charges for such a list (the amount of which charges shall be stated to the shareholder by the transfer agent upon request), a list of the shareholders’ names and addresses who are entitled to vote for the election of directors and their shareholdings, as of the most recent record date for which it has been compiled, or as of a date specified by the shareholder subsequent to the date of demand. The corporation shall have a responsibility to cause the transfer agent to comply with this Section 7.1.

(b)	The record of shareholders shall also be open to inspection and copying by any shareholder or holder of a voting trust certificate at any time during usual business hours upon written demand on the corporation, for a purpose reasonably related to such holder’s interest as a shareholder or holder of a voting trust certificate. A written demand for such inspection shall be accompanied by a statement in reasonable detail of the purpose of the inspection.

(c)	The accounting books and records and minutes of proceedings of the shareholders and the Board and committees of the Board shall be open to inspection upon written demand on the corporation by any shareholder or holder of a voting trust certificate at any reasonable time during usual business hours, for a purpose reasonably related to such holder’s interest as a shareholder or as a holder of such voting trust certificate. The right of inspection created by this Section 7.1(c) shall extend to the records of each subsidiary of the corporation. A written demand for such inspection shall be accompanied by a statement in reasonable detail of the purpose of the inspection.

Section 7.2. Execution of Documents, Contracts. Subject to the provisions of applicable law, any note, mortgage, evidence of indebtedness, contract, share certificate, initial transaction statement or written statement, conveyance or other instrument in writing and any assignment or endorsement thereof executed or entered into between the corporation and any other person, when signed by the chairperson of the Board, the president or any vice president and the secretary, any assistant secretary, the chief financial officer or any assistant financial officer of the corporation, or when stamped with a facsimile signature of such appropriate officers in the case of share certificates, shall be valid and binding upon the corporation in the absence of actual knowledge on the part of the other person that the signing officers did not have authority to execute the same. Any such instruments may be signed by any other person or persons and in such manner as from time to time shall be determined by the Board, and unless so authorized by the Board, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or amount.

Section 7.3. Certificates of Stock. Unless otherwise provided in the articles of incorporation or herein, every holder of shares of the corporation shall be entitled to have a certificate signed in the name of the corporation by any officer authorized to sign stock certificates, certifying the number of shares and the class or series of shares owned by the shareholder. The signatures on the certificates may be facsimile signatures. If any officer, transfer agent or registrar who has signed a certificate or whose facsimile signature has been placed upon the certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

Except as provided in this Section 7.3, no new certificate for shares shall be issued in lieu of an old certificate unless the latter is surrendered and canceled at the same time. The Board may, however, in case any certificate for shares is alleged to have been lost, stolen or destroyed, authorize the issuance of a new certificate in lieu thereof, and the corporation may require that the corporation be given a bond or other adequate security sufficient to indemnify it against any claim that may be made against it (including any expense or liability) on account of the alleged loss, theft or destruction of such certificate or the issuance of such new certificate.

Prior to the due presentment for registration of transfer in the stock transfer book of the corporation, the registered owner shall be treated as the person exclusively entitled to vote, to receive notifications and otherwise to exercise all the rights and powers of an owner, except as expressly provided otherwise by the laws of the state of California.

Notwithstanding any other provision of these bylaws and this Section 7.3, the corporation shall be entitled to issue in its discretion uncertificated securities in compliance with California Corporations Code Section 416(b), as amended, subject to the right of a holder of shares of the corporation to request issuance of a certificate in compliance with the provisions of this Section 7.3.

Section 7.4. Representation of Shares of Other Corporations. The president or any other officer or officers authorized by the Board or the president are each authorized to vote, represent and exercise on behalf of the corporation all rights incident to any and all shares or other securities of any other corporation or corporations standing in the name of the corporation. The authority herein granted may be exercised either by any such officer in person or by any other person authorized to do so by proxy or power of attorney duly executed by said officer.

Section 7.5 Regulations. The board of directors may make such rules and regulations as it may deem expedient, not inconsistent with these bylaws, concerning the issuance, transfer and registration of certificated or uncertificated shares of stock of the corporation. It may appoint, or authorize any officer or officers to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars, and, in the case of certificated shares of stock, may require all such certificates to bear the signature or signatures of any of them or a facsimile thereof.

Section 7.6. Seal. The corporate seal of the corporation shall consist of two concentric circles, between which shall be the name of the corporation, and in the center shall be inscribed the word “Incorporated” and the date of its incorporation.

Section 7.7. Fiscal Year. The fiscal year of the corporation shall begin on the first day of January and end on the 31st day of December of each year.

Section 7.8. Construction and Definitions. Unless the context otherwise requires, the general provisions, rules of construction and definitions contained in the Code and the California General Corporation Law shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a corporation and a natural person.

Section 7.9. Bylaw Provisions Contrary to or Inconsistent with Provisions of Law. Any article, section, subsection, subdivision, sentence, clause or phrase of these bylaws which, upon being construed in the manner provided in this Section 7.9, shall be contrary to or inconsistent with any applicable provision of the Code or other applicable laws of the state of California or of the United States shall not apply so long as said provisions of law shall remain in effect, but such result shall not affect the validity or applicability of any other portions of these bylaws, it being hereby declared that these bylaws would have been adopted and each article, section, subsection, subdivision, sentence, clause or phrase thereof, irrespective of the fact that any one or more articles, sections, subsections, subdivisions, sentences, clauses or phrases is or are illegal.

ARTICLE VIII

Forum

Section 8.1. Exclusive Forum for Certain Litigation. Unless the corporation consents in writing to the selection of an alternative forum, the United States District Court for the Northern District of California (or, in the event that the United States District Court for the Northern District of California does not have jurisdiction, any other federal or state court of California) shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the corporation, (b) any action asserting a claim of breach of any duty owed by any director or officer or other employee of the corporation to the corporation or to the shareholders of the corporation, (c) any action asserting a claim against the corporation or any director or officer or other employee of the corporation arising pursuant to any provision of the Code or the Articles of Incorporation or these bylaws, or (d) any action asserting a claim against the corporation or any director or officer or other employee of the corporation that is governed by the internal affairs doctrine. Unless the corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by applicable law, be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the federal securities laws of the United States of America, including, in each case, the applicable rules and regulations promulgated thereunder. If any provision of this Article VIII shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of this Article VIII (including, without limitation, each portion of any sentence of this Article VIII containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby. Any person or entity purchasing or otherwise acquiring or holding any interest in share of capital stock of the corporation shall be deemed to have notice of and to have consented to the provisions of this Article VIII.

ARTICLE IX

Amendments

Section 9.1. Amendment by Shareholders. New bylaws may be adopted or these bylaws may be amended or repealed by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided that if the articles of incorporation of the corporation set forth the number of authorized directors of the corporation, the authorized number of directors may be changed only by an amendment of the articles of incorporation and provided also that a bylaw reducing the fixed number or the minimum number of directors to a number less than five cannot be adopted if the votes cast against adoption at a meeting, or the shares not consenting in the case of action by written consent, are equal to more than 16 2/3 percent of the outstanding shares entitled to vote.

Section 9.2. Amendment by Directors. Subject to the rights of the shareholders as provided in Section 9.1, bylaws, other than a bylaw specifying or changing a fixed number of directors or the maximum or minimum number or changing from a fixed to a variable board or vice versa, may be adopted, amended or repealed by the Board.